Ballantyne STRONG™

NYSE American: BTN

SECOND QUARTER 2021 RESULTS

BALLANTYNE STRONG AT A GLANCE

EXCHANGE:	**NYSE American BTN**
COMMON SHARES:	**18.4M**[1]
MARKET CAP:	**$70M**[1]
CLOSING SHARE PRICE:	**$3.81**[1]

Leader in Entertainment

- **Trusted brand** deeply embedded in global entertainment industry
- **Largest** premium screen provider in North America
- **Leader** in augmented reality immersive screens
- **IMAX** exclusive global supplier
- **Leader** in cinema managed services with **100%** service coverage across the United States

Growing Investment Portfolio

- **GreenFirst Forest Products, Inc.** (TSXV: GFP.V) Market Cap ~$68M USD[1]
- **FG Financial Group, Inc.** (Nasdaq: FGF) Market Cap ~$30M[1]
- **Firefly Systems, Inc.** (Private)

[1]As of 8.5.21

Q2 HIGHLIGHTS

FINANCIAL HIGHLIGHTS

- Revenues increased 138% year-over-year and 28% sequentially to $6M
- Operating profit and Adjusted EBITDA improved significantly

Q2 RESULT DRIVERS

- Strong Entertainment, especially Strong Technical Services, benefitting from reopening of cinemas and theme parks
- Eclipse immersive screen division continues rapid expansion and creates non-cinema opportunities
- GreenFirst Forest Products announced transformative acquisition that will make it a top-ten lumber producer in Canada

RECENT STRATEGIC INITIATIVES FOR LONG-TERM SUCCESS

- Intention to pursue an IPO for the Strong Entertainment business segment
- Increased holdings in GreenFirst Forest Products through recent rights offering

STRONG ENTERTAINMENT


MISSION: IMPOSSIBLE 7


NO TIME TO DIE
007
IN CINEMAS 2021


THE BATMAN


TOM CRUISE
TOP GUN


F9
THE FAST SAGA
SUMMER

BENEFITTING FROM SECULAR TAILWINDS

"BLOCKBUSTERIZATION" DRIVING DEMAND

- **Unprecedented pipeline of blockbusters** driving audiences back to theaters
- **IMAX global network is 90% open**[1]; 95% domestic at 90% capacity & 80% internationally (excluding China); **Cinemark has 100% of its domestic theaters open**[1] and their attendance grew nearly 200% in Q2 from Q1
- **Summer box office sales are strong with *Black Widow* topping the charts -** $360M worldwide sales[2]; $175M domestic sales[2]

INNOVATION CREATING CINEMA & NON-CINEMA OPPORTUNITIES

- **Cinema experiences are being heightened** to set them apart from in-home entertainment
- **Immersive and interactive innovations** such as moving seats and multi-level screens creating experiential allure
- **Strong Entertainment's proprietary paints and coatings** are being used in immersive venues such as the Illuminarium in Atlanta and the Van Gogh exhibit now traveling the U.S.

[1] Q2 2021 Earnings Results

[2] Box Office Mojo, 8.9.21

POSITIONED WELL FOR INDUSTRY REOPENING & LONG-TERM SUCCESS

DEMONSTRATED PENT-UP MOVIE-GOING DEMAND	BLOCKBUSTERS TAKING MARKET SHARE	DEMAND FOR MAINTENANCE DUE TO REOPENING OF THEATERS	GROWTH IN IMMERSIVE ENTERTAINMENT
LARGEST premium screen provider in North America with 65% market share	**EXCLUSIVE** global supplier agreements with IMAX and Cinemark	**LEADER** in cinema management services with 100% service coverage across the U.S.	**ECLIPSE** immersive screen division creating new opportunities

Trusted brand deeply embedded in the global entertainment industry

Ballantyne STRONG

ECLIPSE: NEW AREA OF GROWTH WITH MULTIPLE APPLICATIONS

Military Training Simulators



Theme Parks



Cinematic Immersion Entertainment


illuminarium

Smaller but rapidly growing element of the screen business; revenues on target to double in 2021

Ballantyne STRONG

PURSUING IPO OF STRONG ENTERTAINMENT


IPO

- Recently announced our intention to proceed with an **IPO of the Strong Entertainment operating business**
- Expected to occur in 2021
- The timing, class, and number of securities to be offered and their price have not yet been determined
- Ballantyne Strong **intends to remain the majority stockholder** of the subsidiary post-offering
- *Stay tuned*

INVESTMENT PORTFOLIO

GREENFIRST FOREST PRODUCTS

FG FINANCIAL GROUP INC.

FIREFLY

GREENFIRST FOREST PRODUCTS (TSXV:GFP)

~19% shareholder; ~$68M (USD) Market Cap[1, 2]

- Building a world-class forest products company focused on **environmentally sustainable lumber production and forest management**
- Management team has extensive lumber and forestry experience; **led by Rick Doman, an industry veteran with over 40 years of experience** who was previously president and CEO of EACOM Timber Corporation
- GreenFirst entered into a binding asset **purchase agreement** to acquire a portfolio of forest and paper product assets for $214M in Ontario and Quebec: 6 lumber mills and one newsprint mill
- **Transformative acquisition** that will make GreenFirst a **top-ten lumber producer** in Canada
- Portion of acquisition is being financed with a **backstopped rights offering** that closed on 7.30.21
- **GreenFirst expects acquisition to close end of August 2021**[3]

[1] As of 8.5.21
[2] Ownership percentage and market capitalization will change when GreenFirst acquisition closes in Q3 – Expected ownership percentage post-transaction will be ~10%
[3] GreenFirst press release 7.26.21

Ballantyne STRONG

BTN INCREASES HOLDINGS OF GREENFIRST IN RIGHTS OFFERING



- BTN **exercised 8.3 million rights** at an exercise price of $1.50 CAD per share for a total investment of $12.4 million CAD
- Following the anticipated issuance of 8.3 million additional shares from the rights offering, the Company's GreenFirst holdings are expected to total **15.3 million common shares**, approximately 10% of GreenFirst's outstanding common shares (based on GreenFirst's public filings)
- BTN sold 12.8 million rights for $2.2 million CAD and used the proceeds along with cash on the Company's balance sheet to fund the exercise
- Following the exercise, **BTN's cash position remains strong at ~$10M USD**
- Significant **growth and value creation opportunities** at GreenFirst

FG FINANCIAL GROUP (NASDAQ: FGF, FGFPP)

~21% shareholder; $30M Market Cap[1]

FG

Growing Reinsurance & SPAC Platform

SPAC Platform Highlights:

- Aldel Financial led by Rob Kauffman, former co-founder of Fortress Investment Group, **completed its IPO**
- Subsequent to close of Q2, FG New America Acquisition Corp. (FGNA) **completed their announced business combination with OppFi and now operates as OppFi, Inc.**
  - OppFi's Class A common stock and warrants began trading on the NYSE under the ticker symbols "OPFI" and "OPFI WS," respectively, on 7.21.21

Reinsurance Highlights:

- FGRe entered into its **second contract** with a leading Insurtech company

[1] As of 8.5.21

FIREFLY

Preferred shares valued at $13M[1]


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- One of their largest shareholders with Google Ventures and NFX
- **Street-level digital media network** using dynamic media on taxis and rideshare vehicles
- **highest resolution and most programmability** of any digital out-of-home (DOOH) display on the market
- Recently **acquired Curb Taxi Media**, the largest and most established mobility media company in the U.S.

[1] As of 8.5.21

Ballantyne STRONG

FINANCIAL REVIEW


Ballantyne STRONG

CONSOLIDATED Q2 2021 SUMMARY

($ in thousands)

	Quarters Ended June 30,			
	2021	2020	Favorable (Unfavorable)	Favorable (Unfavorable) %
Ballantyne Strong (Consolidated)				
Revenue	$ 6,094	$ 2,557	$ 3,537	138.3%
Gross profit	2,464	107	2,357	2202.8%
Gross margin %	40.4%	4.2%	36.2%	
SG&A	2,448	2,182	(266)	-12.2%
Income (loss) from operations	16	(2,075)	2,091	100.8%
Adjusted EBITDA*	(741)	(1,489)	748	50.2%

- Revenue and operating results improved on industry recovery in Strong Entertainment
- Employee retention credit favorably impacted margins and operating results by a total of $1.3M

*See Non-GAAP reconciliation to GAAP equivalent in appendix

Ballantyne STRONG

STRONG ENTERTAINMENT Q2 2021 TREND

($ in thousands)

	Q2-FY20	Q3-FY20	Q4-FY20	Q1-FY21	Q2-FY21
Strong Entertainment					
Revenue	$ 2,467	$ 5,260	$ 5,587	$ 4,472	$ 5,828
Gross profit	47	889	1,877	889	2,386
Gross margin %	1.9%	16.9%	33.6%	19.9%	40.9%
SG&A	525	968	948	1,136	1,017
(Loss) income from operations	(478)	(79)	896	(247)	1,369
Adjusted EBITDA*	(168)	133	1,035	(81)	497

- Revenue increases both Y-O-Y and sequentially from Q1 2021 as industry recovery continues and Eclipse screen sales grow
- Gross profit and operating income improvements due to higher revenue and continued cost management
- Q2 2021 operating income includes $1.1M benefit from employee retention credit

*See Non-GAAP reconciliation to GAAP equivalent in appendix

STRONG ENTERTAINMENT ANNUAL TREND

($ in thousands)

	FY 2018	FY 2019	FY 2020
Strong Entertainment			
Revenue	$ 43,875	$ 36,874	$ 20,629
Gross profit	14,710	12,159	4,646
Gross margin %	33.5%	33.0%	22.5%
SG&A	4,297	5,425	4,612
Income from operations	10,407	6,665	2
Adjusted EBITDA*	11,329	8,329	898

- FY2020 revenue and operating results significantly impacted by COVID-19
- FY2019 revenue and operating results negatively impacted temporary production disruption resulting from the roof damage in our Quebec facility

*See Non-GAAP reconciliation to GAAP equivalent in appendix

BALANCE SHEET

($ in thousands)

	6/30/2021	12/31/2020
Assets		
Cash and cash equivalents and restricted cash	$ 18,007	$ 4,787
Other current assets	11,749	9,274
Goodwill and intangible assets	1,172	1,291
Investments	19,081	20,167
Assets of discontinued operations	--	10,120
Other long-term assets	13,009	9,860
Total assets	$ 63,018	$ 55,499
Liabilities		
Accounts payable & accrued expenses	$ 5,001	$ 4,899
Short-term debt	3,505	3,299
Short-term lease liabilities	602	1,634
Long-term lease liabilities	3,528	4,908
Liabilities of discontinued operations	--	7,967
Other liabilities	5,520	5,726
Total liabilities	$ 18,156	$ 28,433
Stockholders' equity	$ 44,862	$ 27,066
Total liabilities and stockholders' equity	$ 63,018	$ 55,499

Ballantyne STRONG

IN SUMMARY

- ✓ Strong Entertainment positioned well for industry recovery as cinemas and theme parks reopen
- ✓ Investment portfolio performing well
- ✓ Strong balance sheet
- ✓ Focused on long-term capital deployment

FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES

This presentation may include forward-looking statements. Any statements contained herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might," or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this presentation that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the "Risk Factors" section contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. New risk factors emerge from time-to-time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

This presentation also contains references to non-GAAP financial measures. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes stock-based compensation, severance, equity method income (loss), foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains. Adjusted EBITDA is used internally in planning and evaluating the Company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results. Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company's performance. Adjusted EBITDA has limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP, including: (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

APPENDIX


Ballantyne STRONG

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Consolidated Three Months Ended June 30, 2021	Consolidated Three Months Ended June 30, 2020
Net loss	$ (428)	$ (3,728)
Net income from discontinued operations	(324)	(216)
Net loss from continuing operations	(752)	(3,944)
Interest expense, net	147	136
Income tax expense	23	40
Depreciation and amortization	366	286
EBITDA	(216)	(3,482)
Stock-based compensation expense	159	212
Equity method investment loss	376	1,489
Foreign currency transaction loss	234	304
Employee retention credit	(1,294)	-
Gain on property and casualty insurance recoveries	-	(97)
Severance and other	-	85
Adjusted EBITDA	$ (741)	$ (1,489)

	Strong Entertainment Quarters Ended Q2 - 2020	Q3 - 2020	Q4 - 2020	Q1 - 2021	Q2 - 2021
Net (loss) income	$ (865)	$ 1,939	$ 401	$ (608)	$ 641
Interest expense, net	34	24	22	24	36
Income tax expense	78	488	222	63	17
Depreciation and amortization	231	226	183	236	235
EBITDA	(522)	2,677	828	(285)	929
Equity method investment loss	69	20	89	353	383
Loss on disposal of assets and impairment charges	-	-	33	-	-
Foreign currency transaction loss	304	172	343	(16)	234
Employee retention credit	-	-	-	-	(1,049)
Gain on property and casualty insurance recoveries	(97)	(2,736)	(258)	(148)	-
Severance and other	78	-	-	15	-
Adjusted EBITDA	$ (168)	$ 133	$ 1,035	$ (81)	$ 497

Ballantyne STRONG